UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2020

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL:  See Exhibit 99.01

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

CITIGROUP INC.

Current Report on Form 8-K

Item 8.01. Other Events.

On June 29, 2020, Citi announced that the Federal Reserve Board communicated that Citi’s interim Stress Capital Buffer (SCB) requirement would be 2.5% for the four quarter window of 4Q 2020 - 3Q 2021. Incorporating this SCB, and a GSIB surcharge of 3%, results in a minimum regulatory requirement of 10% for both Standardized (using SCB) and Advanced (using the Capital Conservation Buffer - “CCB”) Approaches relative to Citi’s Common Equity Tier 1 ratio of 11.2% using Advanced Approaches as of the first quarter of 2020.

Citi said that while it will continue to evaluate its planned capital actions relative to the most recent financial and macroeconomic conditions, it believes it is well positioned to continue to support its customers and the broader economy, while also continuing with its planned capital actions. Citi’s planned capital actions include common dividends of $0.51 per share in the third quarter and over the four quarters covered by the 2020 CCAR cycle (i.e., 4Q 2020 - 3Q 2021), subject to approval of Citi’s Board of Directors, as well as the latest financial and macroeconomic conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.01	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: June 29, 2020
	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary